                                                                     EXHIBIT 2.2


                           CERTIFICATE OF MERGER OF

                             NN ACQUISITION CORP.
                            a Delaware corporation

                                 WITH AND INTO

                                NOBLENET, INC.
                            a Delaware corporation


  The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware DO HEREBY CERTIFY:

  FIRST: The names of the corporations proposing to merge (the "Constituent Corporations") and the states under which such corporations are incorporated are as follows:

  Name of Corporation                            State of Incorporation
  -------------------                            ----------------------

  NN Acquisition Corp. ("Acquisition Corp.")     Delaware
  NobleNet, Inc. ("NobleNet")                    Delaware

  SECOND: An Agreement and Plan of Merger and Reorganization (the "Reorganization Agreement") setting forth the terms and conditions of the merger of Acquisition Corp. into NobleNet (the "Merger") has been adopted, approved, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the Delaware General Corporation Law.

  THIRD: The name of the surviving corporation after the Merger shall be "NobleNet, Inc." The surviving corporation shall be governed by the laws of the State of Delaware.

  FOURTH: Pursuant to the Reorganization Agreement, the Certificate of Incorporation of NobleNet, Inc. shall be amended and restated on the date of the Merger to read in its entirety as set forth on Exhibit A attached hereto.

  FIFTH: The executed copy of the Reorganization Agreement is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 5500 Flatiron Parkway, Boulder, Colorado 80301.

  SIXTH: A copy of the Reorganization Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

  SEVENTH: The Merger shall become effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

  In Witness Whereof, NN Acquisition Corp. has caused this Certificate of Merger to be executed by its duly authorized officer this 1st day of March, 1999.

                                    NN Acquisition Corp.
                                    a Delaware corporation


                                    By:  /s/ Michael J. Scally
                                       ---------------------------------------
                                         Michael J. Scally
                                         President and Chief Executive Officer


                                    ACKNOWLEDGED:

                                    NobleNet, Inc.
                                    a Delaware corporation


                                    By:  /s/ Peter J. Weyman
                                       ---------------------------------------
                                         Peter J. Weyman
                                         President and Chief Executive Officer

                                                                       Exhibit A


                         Certificate Of Incorporation
                                      Of
                                NobleNet, Inc.



                                      I.

     The name of this corporation is NobleNet, Inc.

                                      II.

     The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware 19805, and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

                                     III.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

                                      IV.

     This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is one thousand (1,000), each having a par value of one-tenth of one cent ($0.001).

                                      V.

     A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

     B. Subject to paragraph (h) of Section 42 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the stockholders entitled to vote. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws.


                                      3.

                                      VI.

     A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

     B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.
                                     VII.

     The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.




                                      4.